Exhibit 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-64979) of Security Capital Group Incorporated of our report dated February 25, 2000 relating to the financial statements of Security Capital (EU) Management Holdings S.A., which is incorporated by reference in Security Capital Gorup Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                         PricewaterhouseCoopers S.a.r.l.



Luxembourg
December 20, 2000